Exhibit 99.(h)(vii)

AMENDMENT (“Amendment”) to

the

SUB-TRANSFER AGENT AND SERVICES AGREEMENT

between

DST SYSTEMS, INC.

and

LORD ABBETT FAMILY OF FUNDS

DST Systems, Inc. (“DST”) and Lord Abbett Family of Funds (“Lord Abbett”) hereby agree that, with respect to the Sub-Transfer Agent and Services Agreement (“Agreement”) between DST Systems, Inc. (“DST”) and Lord Abbett Family of Funds (“Lord Abbett”) dated January 1, 2017, as amended, the Agreement is amended October 14, 2021, to be effective as of July 29, 2021. Capitalized terms not otherwise defined in this Amendment shall have the meaning ascribed to them in the Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, this Amendment shall control.

1.	Exhibit A, List of Funds, is hereby deleted in its entirety and replaced with the following:

Lord Abbett Affiliated Fund, Inc.

Lord Abbett Bond-Debenture Fund, Inc.

Lord Abbett Credit Opportunities Fund

Lord Abbett Developing Growth Fund, Inc.

Lord Abbett Global Fund, Inc.

Lord Abbett Emerging Markets Bond Fund

Lord Abbett Emerging Markets Corporate Debt Fund

Lord Abbett Global Bond Fund

Lord Abbett Investment Trust

Lord Abbett Convertible Fund

Lord Abbett Core Fixed Income Fund

Lord Abbett Core Plus Bond Fund

Lord Abbett Corporate Bond Fund

Lord Abbett Floating Rate Fund

Lord Abbett High Yield Fund

Lord Abbett Income Fund

Lord Abbett Inflation Focused Fund

Lord Abbett Multi-Asset Balanced Opportunity Fund

Lord Abbett Multi-Asset Income Fund

Lord Abbett Short Duration Core Bond Fund

Lord Abbett Short Duration Income Fund

Lord Abbett Total Return Fund

Lord Abbett Ultra Short Bond Fund

Lord Abbett Mid Cap Stock Fund, Inc.

Lord Abbett Municipal Income Fund, Inc.

Lord Abbett California Tax-Free Income Fund

Lord Abbett High Yield Municipal Bond Fund

Lord Abbett Intermediate Tax Free Fund

Lord Abbett National Tax-Free Income Fund

Lord Abbett New Jersey Tax-Free Income Fund

Lord Abbett New York Tax-Free Income Fund

Lord Abbett Short Duration High Yield Municipal Bond Fund

Lord Abbett Short Duration Tax Free Fund

Lord Abbett Research Fund, Inc.

Lord Abbett Dividend Growth Fund

Lord Abbett Growth Opportunities Fund

Small-Cap Value Series

Lord Abbett Securities Trust

Lord Abbett Alpha Strategy Fund

Lord Abbett Durable Growth Fund

Lord Abbett Focused Growth Fund

Lord Abbett Focused Large Cap Value Fund

Lord Abbett Focused Mid Cap Value Fund

Lord Abbett Focused Small Cap Value Fund

Lord Abbett Fundamental Equity Fund

Lord Abbett Global Equity Research Fund

Lord Abbett Growth Leaders Fund

Lord Abbett Health Care Fund

Lord Abbett International Equity Fund

Lord Abbett International Opportunities Fund

Lord Abbett International Value Fund

Lord Abbett Micro-Cap Growth Fund

Lord Abbett Value Opportunities Fund

Lord Abbett Trust I1

Lord Abbett Climate Focused Bond Fund

Lord Abbett Emerging Markets Equity Fund

Lord Abbett International Growth Fund

Lord Abbett Mid Cap Innovation Growth Fund

Lord Abbett Short Duration High Yield Fund

1 As amended July 29, 2021 to reflect the addition of Lord Abbett Emerging Markets Equity Fund, a series of Lord Abbett Trust I, effective January 2022 with the Fund’s commencement of operations (currently anticipated to be in January 2022).

Lord Abbett Series Fund, Inc.

Bond-Debenture Portfolio

Developing Growth Portfolio

Dividend Growth Portfolio

Fundamental Equity Portfolio

Growth and Income Portfolio

Growth Opportunities Portfolio

Mid Cap Stock Portfolio

Short Duration Income Portfolio

Total Return Portfolio

Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc.

2.	Subject to the specific modifications made herein, all terms and conditions of the Agreement shall remain in full force and effect.

DST SYSTEMS, INC.	Lord Abbett Family of Funds

By: /s/ Nick Wright	By: /s/ John T. Fitzgerald
Print: Nick Wright	Print: John T. Fitzgerald
Title: Authorized Representative	Title: Vice President and Assistant Secretary
Date: October 18, 2021	Date: October 18, 2021